EXHIBIT 10.13

                                  STANDARD FORM
                           PURCHASE AND SALE AGREEMENT


                          This  20          day of December  1995

1.    PARTIES                     BOSTON BIOMEDICA, INC.
      AND MAILING
      ADDRESSES                   herein after called the SELLER, agrees to SELL and DONALD M.
      (fill in)                   LEONARD, TRUSTEE, LIVE OAK REALTY TRUST, u/d/t dated June 30, 1995 to be recorded at the Plymouth County Northern District Reg.
                                  hereinafter called the BUYER or PURCHASER, agrees to BUY, upon the terms hereinafter set forth, the following described premises:

2.    DESCRIPTION                 80 MANLEY STREET, WEST BRIDGEWATER, MA as per deed recorded at
      (fill in and include        Plymouth County Registry of Deeds at Book 8406, Page 180.
      title reference)

3.    BUILDINGS,                  Included in the sale as a part of said premises are the buildings,
      STRUCTURES,                 structures, and improvements now thereon, and the fixtures
      IMPROVEMENTS,               belonging to the SELLER and used in connection therewith
      FIXTURES                    including, if any, all wall-to-wall carpeting, drapery rods,
      (fill in or delete)         automatic garage door openers, venetian blinds, window shades, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, heating equipment, stoves, ranges, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, garbage disposers, electric and other lighting fixtures, mantels, outside television antennas, fences, gates, trees, shrubs, plants, and ONLY IF BUILT IN, refrigerators, air conditioning equipment, ventilators,
                                  dishwashers, washing machines and dryers.

4.    TITLE DEED                  Said premises are to be conveyed by a good and sufficient quitclaim deed running to the
      (fill in)                   BUYER, or to the nominee designated by the BUYER by written notice to the SELLER at least
* Include here by specific        seven days before the deed is to be delivered as herein provided, and said deed shall
    reference any restric-        convey a good and clear record and marketable title thereto, free from encumbrances,
    tions, easements, rights      except
    and obligations in party       (a)      Provisions of existing building and zoning laws;
    walls not included in (b),     (c)      Such taxes for the then current year as are not due and payable on the date
    leases, municipal and                   of the delivery of such deed;
    other liens, other encum-      (d)      Any liens for municipal betterments assessed after the date of this
    brances, and make pro-                  agreement;
    vision to protect              (e)      Easements, restrictions and reservations of record, if any, so long as the
    SELLER against BUYER's                  same do not prohibit or materially interfere with the current use of said
    breach of SELLER's                      premises;
    covenants in leases
    where necessary.

5.  PLANS                         If said deed refers to a plan necessary to be recorded therewith the SELLER shall deliver such plan with the deed in form adequate for recording or registration.

6.    REGISTERED
      TITLE

7.    PURCHASE PRICE             The agreed purchase price for said premises is ONE HUNDRED THIRTY THOUSAND EIGHT HUNDRED
      (fill in); space is        (130,800.00) -----------dollars, of which
      allowed to write
      out the amounts            $
      if desired                 $
                                 $

                                 $
                                 $130,800.00*  TOTAL

                                 *payment to be made as provided for in paragraph 35 of Rider

COPYRIGHT  1979 1984. 1986. 1987, 1988 [GRAPHIC OMITTED] All rights reserved This form may not be
GREATER BOSTON REAL ESTATE BOARD      [Real Estate Logo] copied or reproduced in whole or in part in any  manner  whatsoever without the prior  express
                                                         written   consent  of  the  Greater Boston Real Estate
                                                         Board.






8.    TIME FOR                   Such deed is to be delivered at 10:00 o'clock AM on the 27th day of December 1995* at the
      PERFORMANCE;               Office of Atty. Wayne Mathews or at Plymouth County Registry of Deeds at Brockton, MA.
      DELIVERY OF                It is agreed that time is of the essence of this agreement.
      DEED (fill in)             * or such sooner date as agreed to between the parties.

9.    POSSESSION AND             Full possession of said premises free of all tenants and occupants, except C.W.B.
      CONDITION OF               CONTRACTORS, INC. herein provided, is to be delivered at the time of the delivery of the
      PREMISE                    deed, said premises to be then (a) in the same condition as they now are, reasonable use and
      (attach a list of          wear thereof excepted, and (b) not in violation of said building and zoning laws, and (c) in
      exceptions, if any)        compliance with provisions of any instrument referred to in clause 4 hereof.  The BUYER shall
                                 be  entitled   personally   to inspect said premises prior to
                                 the  delivery  of the  deed in order to determine whether the
                                 condition   thereof   complies  with the terms of this clause.

10.   EXTENSION TO               If the SELLER shall be unable to give title or to make conveyance, or to deliver possession
      PERFECT TITLE              of the premises, all as herein stipulated, or if at the time of the delivery of the deed the
      OR MAKE PREMISES           premises do not conform with the provisions hereof, then the SELLER shall use reasonable
      CONFORM                    efforts to remove any defects in title, or to deliver possession as provided herein, or to
      (Change period of          make the said premises conform to the provisions hereof, as the case may be, in which event
      time if desired)           the SELLER shall give written notice thereof to the BUYER at or before the time for performance hereunder, and thereupon the time for performance  hereof  shall  be
                                 extended   for  a  period   of  thirty days.

11.   FAILURE TO                 If at the expiration of the extended time the SELLER shall have failed so to remove any
      PERFECT TITLE              defect in title, deliver possession, or make the premises conform, as the case may be, all as
      OR MAKE                    herein agreed, or if at any time during the period of this agreement or any extension
      PREMISES                   thereof, the holder of a mortgage on said premises shall refuse to permit the insurance
      CONFORM, etc.              proceeds, if any, to be used for such purposes, then any payments made under this agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this agreement shall be void without recourse to the parties hereto.

12.   BUYER's                     The BUYER shall have the election, at either the original or any
      ELECTION TO                 extended time for performance, to accept such title as the SELLER
      ACCEPT  TITLE               can deliver to the said premises in their then condition and to pay therefore the purchase price without deduction, in which case the SELLER shall convey such title, except that in the event of such conveyance in accord with the provisions of this clause, if the said premises shall have been damaged by fire or casualty insured against, then the SELLER shall, unless the SELLER has previously restored the premises to their former condition, either
                                  (a) pay over or assign to the BUYER, on delivery of the deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by the SELLER for any partial restoration, or
                                  (b) if a holder of a mortgage on said premises shall not permit the insurance proceeds or a part thereof to be used to restore the said premises to their former condition or to be so paid over or assigned, give to the BUYER a credit against the purchase price, on delivery of the deed, equal to said amounts so recovered or recoverable and retained by the holder of the said mortgage less any amounts reasonably expended by the SELLER for any partial restoration.

13.   ACCEPTANCE                  The acceptance of a deed by the BUYER or his nominee as the case
      OF DEED                     may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of said deed.

14.   USE OF                      To enable the SELLER to make conveyance as herein provided, the
      MONEY TO                    SELLER may, at the time of delivery of the deed, use the purchase
      CLEAR TITLE                 money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of said deed, or reasonably satisfactory arrangements are made for subsequent record.

15.   INSURANCE                   Until the delivery of the deed, the SELLER shall maintain insurance on said premises as
      Insert amount               follows:
      (list additional              Type of Insurance                                    Amount of Coverage
      types of insurance
      and amounts as              (a) Fire and Extended Coverage      $ as currently insured
      agreed)                     (b)

16.   ADJUSTMENTS                 water  charges, and taxes for the then current fiscal
      (list operating ex-         year, shall be apportioned and fuel value shall be adjusted, as of
      penses,  if any, or         the day of performance of this agreement and the net amount
      attach schedule)            thereof shall be added to or deducted from, as the case may be, the purchase price payable by the BUYER at the time of delivery of the deed. Uncollected rents for the current rental period shall be apportioned if and when collected by either party.






17.   ADJUSTMENT                  If the amount of said taxes is not known at the time of the
      OF UNASSESSED               delivery of the deed, they shall be apportioned on the basis of
      AND                         the taxes assessed for the preceding fiscal year, with a
      ABATED  TAXES               reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be
                                  apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an
                                  abatement unless herein otherwise agreed.

18.   BROKER's FEE                THE PARTIES REPRESENT THAT NO BROKERAGE COMMISSION IS DUE UNDER THIS
      (fill in fee with           AGREEMENT
      dollar amount or
      percentage; also
      name of Brokerage
      firm(s))

19.   BROKER(S)
      WARRANTY
      (fill in name)

21.   BUYER's                     If the BUYER shall fail to fulfill the BUYER's agreements herein,
      DEFAULT                     all deposits made hereunder by the BUYER shall be retained by the
      DAMAGES                     SELLER as liquidated damages and shall be the Seller's sole and exclusive remedy at law or in equity.

22.   RELEASE BY
      HUSBAND OR
      WIFE

23.   BROKER AS
      PARTY

24.   LIABILITY  OF               If the SELLER or BUYER executes this agreement in a representative
      TRUSTEE,                    or fiduciary capacity, only the principal or the estate
      SHAREHOLDER,                represented shall be bound, and neither the SELLER or BUYER so
      BENEFICIARY,  etc.          executing, nor any shareholder or beneficiary of any trust, shall be personally liable for any obligation, express or implied, hereunder.

25.   WARRANTIES AND              The BUYER acknowledges that the BUYER has not been influenced to enter into this transaction
      REPRESENTATIONS             nor has he relied upon any warranties or representations not set forth or incorporated in the
      (fill in); if none,         agreement or previously made in writing, except for the following additional warranties and
      state "none"; if            representations, if any, made by either the SELLER or the Broker(s): NONE any listed, indicated
      by whom each war-
      ranty or represen-
      tation was made

26.   (omit if not
      provided for
      in Offer to
      Purchase)






27.   CONSTRUCTION                This instrument, executed in multiple counterparts, is to be
      OF AGREEMENT                construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and ensures to the benefit of the parties hereto and their respective heirs, devisees, executors,
                                  administrators, successors and assigns, and may be cancelled, modified or amended only by a written instrument executed by both the SELLER and the BUYER. If two or more persons are named herein as BUYER their obligations hereunder shall be joint and several.
                                  The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the parties to it.

30.   ADDITIONAL                  The initialed riders, if any, attached hereto, are incorporated herein by reference.
      PROVISIONS
                                  SEE RIDER TO PURCHASE AND SALE AGREEMENT  HERETO ANNEXED CONTAINING
                                  PARAGRAPHS 31-36.


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 FOR RESIDENTIAL PROPERTY CONSTRUCTED PRIOR TO 1978, BUYER MUST ALSO HAVE SIGNED
            LEAD PAINT "PROPERTY TRANSFER NOTIFICATION CERTIFICATION"



NOTICE: This is a legal document that creates binding obligations. If not understood, consult an attorney.

 BOSTON BIOMEDICA, INC.

BY: /s/Richard T. Schumacher, President
    -----------------------------------           -----------------------------
  SELLER                                                     SELLER


  /s/Donald M. Leonard Trustee
  -------------------------------------           -----------------------------
  BUYER                                                      BUYER

DONALD M. LEONARD,  TRUSTEE
LIVE OAK  REALTY TRUST
- -------------------------------------------------------------------------------
                                    Broker(s)


                        EXTENSION OF TIME FOR PERFORMANCE


     The time for the performance of the foregoing agreement is extended until ____ o'clock M. on the _______________________ day of ____________________ 19
_____ , time still being of the essence of this agreement as extended. In all other respects, this agreement is hereby ratified and confirmed.

     This extension, executed in multiple counterparts, is intended to take effect as a sealed instrument.

- -----------------------------------               -----------------------------
   SELLER (or spouse)                                           SELLER

- -----------------------------------               -----------------------------
   BUYER                                                        BUYER

     ---------------------------------------------------------------------
                                    Broker(s)



RIDER TO PURCHASE AND SALE AGREEMENT BETWEEN BOSTON BIOMEDICA, INC., SELLER AND DONALD M. LEONARD, TRUSTEE, LIVE OAK REALTY TRUST, BUYER, WITH RESPECT TO THE PREMISES AT 80 MANLEY STREET, WEST BRIDGEWATER, MA



31. NOTICES: All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by U.S. Post Office, Express Mail, Federal Express, return receipt requested, addressed as follows:

TO SELLERS:          KEVIN W. QUINLAN, SR. VICE PRESIDENT
                     CHIEF FINANCIAL OFFICER
                     BOSTON BIOMEDICA, INC.
                     375 West Street
                     Bridgewater, MA 02329

With a copy to:      HOWARD L. LEVIN, ESQUIRE
                     BROWN RUDNICK FREED & GESMER
                     1 FINANCIAL CENTER
                     BOSTON, MA 02111

TO BUYER:            DONALD M. LEONARD, TRUSTEE
                     LIVE OAK REALTY TRUST
                     80 Manley Street
                     West Bridgewater, MA 02379

With a copy to:      James M. Burke, Esquire
                     48 North Pearl Street
                     Brockton, MA 02401

32. AFFIDAVITS: Seller agrees to execute at the time of closing customary affidavits or other documents required by the title insurance company insuring title to the Premises as may be necessary to delete the standard exceptions for mechanic's liens, and for claims of tenants. Seller agrees to execute such affidavits required by Section 1445 of the Internal Revenue Code.

33. CAPTIONS: The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions thereof.

34.   SELLER'S RIGHT OF OPTION AND FIRST REFUSAL:

        The Buyer and the Seller agree that the Seller shall have a right of first refusal to purchase the property for a period of ten (10) years from the date of this Agreement, if offered for sale by the owner at the same or equal sales price as long as the Buyer holds title to the property and Seller, or its successor, is still an operating entity. The Buyer (Oak) will provide copies of any bonified written offer to purchase the property to the Seller (Boston) within seven (7) calendar days of receipt. Boston shall then have the right to purchase at the same price by giving written notice to Oak within thirty (30) calendar days. Boston will purchase the property at the offered selling price within sixty (60) days of its notification of intent to purchase at the Plymouth County Registry of Deeds. Should Boston not notify Oak of its intent to purchase or not purchase the property on or before the date required, Oak shall be free to sell the property to any third party, at that purchase price, for a period of three months. If the Property is not sold at that purchase price within said three month period, any subsequent offer to sell within said ten (10) year period shall be subject to this right of refusal.

       The foregoing right of refusal shall be incorporated into the Deed by including the following language in the Deed: [SEE EXHIBIT "B"].

       Further, the Seller shall have an option to purchase the subject property at any time after June 27, 2000, subject to the proviso set forth below, provided the Seller gives the Buyer written notice of its intent to repurchase at the then current fair market value, as set forth in the following language to be inserted into the Deed:

        Said premises (the "Premises') are conveyed subject to an option to purchase in favor of Grantor, its successors and/or assigns (hereinafter referred to as "BBI"). To that end BBI hereby reserves an option to purchase (the "Option") the Premises upon the following terms and conditions:

        1. BBI may exercise the Option at any time from and after the date of June 27, 2000 through and including June 27, 2015, (provided, however, that BBI may exercise the Option prior to June 27, 2000, upon the failure of Grantee to perform the Grantee's options under that certain Parking and Service Agreement dated December 20, 1995, between Grantee and BBI), by giving written notice to Grantee (hereinafter referred to as "OAK"), its successors and/or assigns of its intent to exercise the Option in the manner required hereunder (the "Option Notice").

        2. The Option Notice shall specify (a) the name, address and telephone number of a real estate appraiser doing business in West Bridgewater, Massachusetts, whom BBI wishes to provide a fair market value appraisal with respect to the Premises, and (b) a date and time between 9:00 a.m. and 3:00 p.m. on any day on which the Plymouth County Registry of Deeds is open for business on which BBI wishes the closing of the acquisition of the Premises to take place, said date to be not less than nine months after the date on which the option notice is given. Within seven days from Oak's receipt of the Option Notice, Oak shall give written notice (the "Response Notice") to BBI specifying the name, address and telephone number of a real estate appraiser familiar with commercial real estate values and doing business in West Bridgewater, Massachusetts, whom Oak wishes to provide a fair market value appraisal with respect to the Premises.







     3. BBI and Oak shall use best efforts to obtain, within seven days from the date of the Response Notice, written appraisals of the fair market value of the Premises without consideration of any brokerage commission, from the real estate appraisers specified in each of the Option Notice and Response Notice. If the values stated by such appraisers differ by less than $10,000.00, the average of such values shall be deemed to be the fair market value of the Premises. If such values differ by $10,000.00 or more, BBI and Oak shall use good faith efforts to agree to a value, provided, however, if the parties are unable to agree within seven days from the date the later of the two appraisals is received, BBI shall request the two appraisers to select a third appraiser whose determination of value shall be deemed to be the fair market value, provided the third appraiser's value shall not exceed or be less than the values determined by the prior two appraisers. If the third appraiser's value exceeds the high appraisal of the two, the high appraisal of the first two shall be deemed the fair market value. If the third appraiser's value is below the low appraisal of the two, the low appraisal of the first two shall be deemed the fair market value. BBI shall have fourteen days from the date of receipt of the determination of fair market value, in accordance with this paragraph, to notify Oak whether BBI elects to complete the acquisition of the Premises at a purchase price (the "Purchase Price") equal to the fair market value as determined pursuant to this paragraph. In the event that BBI elects not to complete the acquisition of the Premises for the Purchase Price, this option shall terminate. If BBI elects to proceed with the acquisition of the premises for the Purchase Price, the closing shall take place at the Plymouth County Registry of Deeds at the time and on the date specified (the "Closing Date") in the Option Notice, unless another time or place is mutually agreed upon in writing.

       4. At the closing, BBI shall tender the full Purchase Price for the Premises, determined in accordance with the preceding paragraph, by certified, cashiers, treasurers or bank check(s), and Oak shall deliver to BBI a Quitclaim Deed to the premises, conveying good and clear record and marketable title to the premises, free and clear from encumbrances other than (a) provisions of existing building and zoning laws, (b) such taxes for the then current year as are not due and payable on the date of the delivery of such Deed, (c) any liens for municipal betterments assessed after the date of the Option Notice, and (d) easements, restrictions and reservations of record, if any, so long as the same do not prohibit or materially interfere with the current use of the Premises. Oak agrees that, prior to the expiration of this Option, Oak will not suffer or permit the Premises to be encumbered by any lien beyond the initial mortgage amount of $100,000.00 without the permission of BBI, and will not permit the Premises to be contaminated by oil, or other hazardous materials as defined and described in Massachusetts General Laws Chapter 21C or 21E, or applicable federal law.

       5. Rent, taxes for the then current fiscal year and water and sewer use charges shall be apportioned, as of the date Closing















Date, and the net amount thereof shall be added to or deducted from, as the case may be, the Purchase Price payable by BBI at the time of the delivery of the Deed. If the amount of said taxes is not known at the time of the delivery of the Deed, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if taxes which are apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement. Any other obligations of Oak to BBI shall be applied to reduce the Purchase Price, and any other obligations of BBI to Oak shall be added to the Purchase Price.

        6. If BBI fails to purchase the Premises on the date specified in the Option Notice, or on such other date as may be agreed upon in writing between the parties, or if BBI notifies Oak in writing following the determination of the Purchase Price pursuant to paragraph 3 above that BBI does not wish to purchase the Premises for the Purchase Price, then this Option shall terminate, and neither BBI nor Oak shall have any further obligation hereunder, except that the parties agree to execute a written notice of termination suitable for recording with the Plymouth County Registry of Deeds.

        7. All notices required or which may be given under the terms of this Option, shall be deemed properly given (a) two business days after being mailed, postage prepaid, by certified mail, return receipt requested, or (b) one day after delivered to a national overnight delivery service, or (c) when actually received by hand delivery, including but not limited to, courier service or facsimile transmission, to the parties as follows:

if to Oak, to:                      Donald M. Leonard, Trustee
                                    Live Oak Realty Trust
                                    80 Manley Street
                                    West Bridgewater, MA 02379

if the to BBI, to:                  Boston Biomedica, Inc.
                                    375 West Street
                                    West Bridgewater, MA 02379
                                    ATTN: Chief Financial Officer

Either party, may by written notice to the other sent in accordance with the provisions of this paragraph, change the address for such party to receive notice.

      8. The Option shall be construed as a Massachusetts contract, is to take effect as a sealed instrument, is binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns, and may be modified or amended only by a written instrument executed by BBI, Oak or their respective transferees, successors and assigns.




     35. PURCHASE PRICE: The purchase price for the subject property is $130,800.00 of which the sum of $50,000.00 shall be paid to the Seller in cash, cashier's check or bank funds. The remainder of the purchase price of $80,800.00 will be paid by means of the attached Promissory Note and the attached Service and Parking Agreement (marked as Exhibit "A") dated this date between the Seller and Buyer, by which the Buyer agrees to perform maintenance services on the Seller's adjacent property at 375 West Street, West Bridgewater, MA, for a period of fifty four (54) months. For each month of service provided the Buyer will be credited with a payment toward the outstanding balance of the Promissory Note of $1,496.29. Upon completion of the Service and Parking Agreement the Seller shall have received the full purchase price of $130,800.00. For so long as said Promissory Note remains unsatisfied, or said Service and Parking Agreement has not been fully and completely performed, whichever is longer, Buyer will not suffer or permit the Premises to be encumbered by any lien beyond the first mortgage amount of $100,000.00 without the prior written approval of the Seller, which approval shall not be unreasonably withheld.

       Should the Buyer sell the subject property prior to performance of all work required under the Service and Parking Agreement, then the Buyer shall provide the Seller with the balance of funds due under the contract for purchase less sums credited for services provided.

        36. EARLY SALE: The parties agree that the Buyer shall have a period of fifty-four months from 12/27/95, before the Options to Purchase shall take effect. The Buyer agrees, therefore, that should the property be sold for a price above $130,800.00 at any time within the said fifty four (54) months, the Seller shall be entitled to any excess upon sale, including any additional payments for services not yet performed under the Service and Parking Agreement or credited, according to the following formula (the "Appreciation Credit"): If the property is sold within one month following 12/27/95, the original date of transfer, the Seller (Boston) shall be entitled to the full proceeds in excess of $130,800.00. Should the property be sold after the first month, but prior to the second month, then the Seller (Boston) shall receive 53/54ths of any excess beyond the purchase price of $130,800.00. This formula shall continue on a descending scale until the expiration of the 54 months at which time the Seller (Boston) shall not be entitled to any excess beyond the original purchase price of $130,800.00. In the event Seller should reacquire the property prior to the expiration of said 54 month period the Appreciation Credit shall be applied to reduce the Purchase Price due from the Seller.







SELLER:                                    BUYER:
BOSTON BIOMEDICA, INC.

BY: /s/Richard T. Shumacher, President     /s/Donald M. Leonard, Trustee
    ----------------------------------     -----------------------------
                                           DONALD M. LEONARD, TRUSTEE
                                           LIVE OAK REALTY TRUST











                                   EXHIBIT "A"



                              LIVE OAK REALTY TRUST

                                80 Manley Street
                      West Bridgewater, Massachusetts 02379



December 20, 1995




Boston Biomedica, Inc.
375 West Street
West Bridgewater, MA 02379

RE: Parking and Service Agreement
    Fifty Four month agreement from
    December 27, 1995 to June 27, 2000

The intent of this Agreement is to supply ten parking spaces and building and yard maintenance for the benefit of 375 West Street, Brockton, MA. This Agreement includes the following:

1. Ten additional parking spaces for Boston Biomedica at 80 Manley Street (see attached parking plan).

2. Snow removal services as required to keep parking area and sidewalks clean and passable.

3. Law mowing services-keeping law mowed to a reasonable appearance and fertilizing as necessary.

4. Supply labor for maintenances as required and requested (it being the intention of the parties that labor and maintenance provided shall average approximately 20.6 hours per month) for:

            a. weeding, mulching, trimming of bushes;
            b. snow shoveling and installation of ice melt;
            c. Exterior building maintenance-roof work,
               caulking, repairs and cleaning;
            d. interior repairs;
            e. or any services required by BBI.

This Agreement does not include any materials. All materials will be supplied at cost or by Boston Biomedica.

In consideration for the services provided in accordance with this Agreement, Live Oak shall be credited an amount equal to $1,496.29 per month, which amount is equal to, and shall be credited as, the








Boston Biomedica, Inc.
December 20, 1995
Page 2


monthly payment due under that certain Promissory Note made by Live Oak to the order of Boston Biomedica, Inc., dated as of December 20, 1995. Any default under or failure by Live Oak to perform this Agreement that remains uncured for ten (10) days after BBI provides notice to Oak, shall constitute an event of default under said Promissory Note.

This Agreement is for the benefit of and has been fully performed by Boston Biomedica and its successors and assigns and is not cancelable for the term of the Agreement. It can be extended by mutual agreement between both parties.

Your signature below and our acceptance thereof will formalize the Agreement.

BOSTON BIOMEDICA INC.                             LIVE OAK REALTY TRUST

BY: /s/Richard T. Shumacher                       BY: /s/Donald M. Leonard
    -----------------------                           -----------------------
TITLE: President                                  TITLE: Trustee
       --------------------                              --------------------
DATE:  12/27/95                                   DATE: 12/27/95
       --------------------                             ---------------------







                                 QUITCLAIM DEED

       Property Address: 80 Manley Street, West Bridgewater, Massachusetts

Boston Biomedica, Inc., a Massachusetts corporation having an address at 375 West Street, West Bridgewater, Plymouth County, Massachusetts ("Grantor"), in consideration of ONE HUNDRED THIRTY THOUSAND EIGHT HUNDRED ($130,800.00) DOLLARS paid, grants to DONALD M. LEONARD, TRUSTEE of LIVE OAK REALTY TRUST, u/d/t dated June 30, 1995 recorded herewith, having an address at 80 Manley Street, West Bridgewater, Massachusetts ("Grantee"),

the land with buildings thereon located at 80 Manley Street, West Bridgewater, Plymouth County, Massachusetts, more particularly described as follows:

The land in West Bridgewater, Plymouth County, Massachusetts on the northerly side of West Street and the westerly side of Manley Street as shown as Lot 2A on a plan entitled, "Plan of Land in West Bridgewater, Massachusetts owned by C.W.B. Contractors, Inc., June 11, 1985" said plan being recorded in Plymouth County Registry of Deeds in Plan Book 26, Page 260.

Being the same premises conveyed to Grantor by deed dated December 11, 1995 from JAMES LEONARD, TRUSTEE, C.W.B. REALTY TRUST u/d/t dated March 21, 1988, recorded at Plymouth County Registry of Deeds at Book 8406, Page 168, which deed recorded at Plymouth County Registry of Deeds at Book 14018 Page ___.

       Said premises (the "Premises") are conveyed subject to an option to purchase in favor of Grantor, its successors and/or assigns (hereinafter referred to as "BBI"). To that end BBI hereby reserves an option to purchase (the "Option") the Premises upon the following terms and conditions:

1. BBI may exercise the Option at any time from and after the date of June 27, 2000 through and including June 27, 2015 (provided, however, that BBI may exercise the Option prior to June 27, 2000, upon the failure of Grantee to perform any of Grantee's obligations under that certain Service and Parking Agreement dated December 20, 1995, between Grantee and BBI), by giving written notice to Grantee (hereinafter referred to as "OAK"), its successors and/or assigns of its intent to exercise the Option in the manner required hereunder (the "Option Notice").

2. The Option Notice shall specify (a) the name, address and telephone number of a real estate appraiser doing business in West Bridgewater, Massachusetts, whom BBI wishes to provide a fair market value appraisal with respect to the Premises, and (b) a date and time between 9:00 a.m. and 3:00 p.m. on any day on which the Plymouth County Registry of Deeds is open for business on which BBI wishes the closing of the acquisition of the Premises to take place, said date to be not less than nine nor more than thirty-six months after the date on which the Option Notice is given. Within seven days from OAK's receipt of the Option Notice, OAK shall give written notice (the "Response Notice") to BBI specifying the name, address and telephone number of a real estate appraiser familiar with commercial real estate values and doing business in West Bridgewater, Massachusetts, whom OAK wishes to provide a fair market value appraisal with respect to the Premises.

3. BBI and OAK shall use best efforts to obtain, within seven days from the date of the Response Notice, written appraisals of the fair market value of the Premises without consideration of any brokerage commission, from the real estate appraisers specified in each of the Option Notice and Response Notice. If the values stated by such appraisers differ by less than $10,000.00, the average of such values shall be deemed to be the fair market value of the Premises. If such values differ by $10,000.00 or more, BBI and OAK shall use good faith efforts to agree to a value, provided, however, if the parties are unable to agree within seven days from the date the later of the two appraisals is received, BBI shall request the two appraisers to select a third appraiser whose determination of value shall be deemed to be the fair market value, provided that the third appraiser's value shall not exceed the greater of, or be less than the lesser of, the two values determined by the prior two appraisers. If the third appraiser's value exceeds the high appraisal of the two, the high appraisal of the first two shall be deemed the fair market value. If the third appraiser's value is less than the low appraisal of the two, the low appraisal of the first two shall be deemed the fair market value. BBI shall have fourteen days from the date of receipt of the determination of fair market value, in accordance with this paragraph, to notify OAK whether BBI elects to complete the acquisition of the Premises at a purchase price (the "Option Purchase Price") equal to the fair market value as determined pursuant to this paragraph. In the event that BBI elects not to complete the acquisition of the Premises for the Option Purchase Price, this Option shall terminate. If BBI elects to proceed with the acquisition of the Premises for the Option Purchase Price, the closing shall take place at the Plymouth County Registry of Deeds at the time and on the date specified (the "Closing Date") in the Option Notice, unless another time or place is mutually agreed upon in writing.

4. At the closing, BBI shall tender the full Option Purchase Price for the Premises, determined in accordance with the preceding paragraph, by certified, cashiers, treasurers or bank check(s), and OAK shall deliver to BBI a Quitclaim Deed to the Premises, conveying good and clear record and marketable title to the premises, free and clear from encumbrances other than (a) provisions of existing building and zoning laws, (b) such taxes for the then current year as are not due and payable on the date of the delivery of such Deed, (c) any liens for municipal betterments assessed after the date of the Option Notice, and
         (d) easements, restrictions and reservations of record, if any, so long as the same do not prohibit or materially interfere with the current use of the Premises. OAK agrees that, prior to the expiration of this Option, OAK will not suffer or permit the Premises to be encumbered by any lien beyond the initial mortgage amount of $100,000.00 without the permission of BBI, and will not permit the Premises to be contaminated by oil, or other hazardous materials as defined and described in Massachusetts General Laws Chapter 21C or 21E, or applicable federal law.

5. Rent, taxes for the then current fiscal year and water and sewer use charges shall be apportioned, as of the date Closing Date, and the net amount thereof shall be added to or deducted from, as the case may be, the Option Purchase Price payable by BBI at the time of the delivery of the Deed. If the amount of said taxes is not known at the time of the delivery of the Deed, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if taxes which are apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement. Any other obligations of OAK to BBI shall be applied to reduce the Option Purchase Price, and any other obligations of BBI to OAK shall be added to the Option Purchase Price.

6. If BBI fails to purchase the Premises on the date specified in the Option Notice, or on such other date as may be agreed upon in writing between the parties, or if BBI notifies OAK in writing following the determination of the Option Purchase Price pursuant to paragraph 3 above that BBI does not wish to purchase the Premises for the Option Purchase Price, then this Option shall terminate, and neither BBI nor OAK shall have any further obligation hereunder, except that the parties agree to execute a written notice of termination suitable for recording with the Plymouth County Registry of Deeds.

         The Premises are also conveyed subject to a right of first refusal in favor of BBI. To that end, BBI hereby reserves a right of first refusal (the "Right of Refusal") with respect to the Premises upon the following terms and conditions:

A. OAK shall not sell all or any portion of the legal or beneficial ownership in the Premises for a period of ten (10) years from the date of this Deed without first offering to sell the Premises to BBI, as hereinafter set forth.

B. In the event that OAK shall receive any bona fide written offer (the "Offer") to purchase the Premises, or any interest therein, OAK shall provide a copy of such offer within seven (7) calendar days of receipt of such offer, together with a written offer to sell the Premises, or such interest therein, for the purchase price set forth in the Offer. BBI shall have the right to elect to purchase the Premises, or such portion thereof described in the Offer, for the purchase price specified in the Offer, by giving written notice to OAK within thirty
         (30) days of receipt by BBI of the

         Offer (the "Acceptance Notice"). The Acceptance Notice shall specify the time, date and place within Plymouth or Suffolk County that the closing is to take place, provided that such date shall be not more than sixty (60) days from the date of giving the Acceptance Notice.

C. In the event that BBI elects to purchase the Premises at the purchase price stated in the Offer, BBI shall purchase the Premises as set forth in the Acceptance Notice. At the closing, BBI shall tender the full purchase price for the Premises, as specified in the Offer, by certified, cashiers, treasurers or bank check(s), and OAK shall deliver to BBI a Quitclaim Deed to the Premises, conveying good and clear record and marketable title to the premises, free and clear from encumbrances other than (a) provisions of existing building and zoning laws, (b) such taxes for the then current year as are not due and payable on the date of the delivery of such Deed, (c) any liens for municipal betterments assessed after the date of the Acceptance Notice, and (d) easements, restrictions and reservations of record, if any, so long as the same do not prohibit or materially interfere with the current use of the Premises. OAK agrees that, prior to the expiration of this Right of Refusal, OAK will not suffer or permit the Premises to be encumbered by any lien beyond the initial mortgage amount of $100,000.00 without the permission of BBI, and will not permit the Premises to be contaminated by oil, or other hazardous materials as defined and described in Massachusetts General Laws Chapter 21C or 21E, or applicable federal law. Rent, taxes for the then current fiscal year and water and sewer use charges shall be apportioned, as of the date closing date specified in the Acceptance Notice, and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by BBI at the time of the delivery of the Deed. If the amount of said taxes is not known at the time of the delivery of the Deed, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if taxes which are apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement. Any other obligations of OAK to BBI shall be applied to reduce the said purchase price, and any other obligations of BBI to OAK shall be added to said purchase price.

D. If BBI notifies OAK that it does not elect to purchase the Premises for the purchase price stated in the Offer, or if BBI does not give the Acceptance Notice on or before the date required, OAK shall be free to sell the Premises to any third party for a period of three (3) months at the purchase price specified in the Offer. If the Premises are not sold at that purchase price within that three (3) month period, any subsequent offer to purchase the Premises shall be subject to the Right of Refusal.

E. If, after giving the Acceptance Notice, BBI fails to purchase the Premises on the date specified in the Acceptance Notice, or on such other day as may be agreed upon in writing between the parties, or if BBI fails or declines to give the Acceptance Notice and OAK sells the Premises for the purchase price specified in the Offer to a bona fide third party within the three (3) month period provided in the preceding paragraph, or if BBI ceases to exist as a going concern leaving no assignee or successor by merger, acquisition or other reorganization, then this Right of Refusal shall terminate, and neither BBI nor OAK shall have any further obligation hereunder, except that the parties agree to execute a written notice of termination suitable for recording with the Plymouth County Registry of Deeds.

         All notices required or which may be given under the terms of the Option or the Right of Refusal, shall be deemed properly given (a) two business days after being mailed, postage prepaid, by certified mail, return receipt requested, or (b) one day after delivered to a national overnight delivery service, or (c) when actually received by hand delivery, including but not limited to, courier service or facsimile transmission, to the parties as follows:

          if to OAK, to:                      Donald M. Leonard, Trustee
                                              Live Oak Realty Trust
                                              80 Manley Street
                                              West Bridgewater, MA 02379

          if to BBI, to:                      Boston Biomedica, Inc.
                                              375 West Street
                                              West Bridgewater, MA 02379
                                              ATTN: Chief Financial Officer

Either party, may by written notice to the other sent in accordance with the provisions of this paragraph, change the address for such party to receive notice.

           Each of the Option and the Right of Refusal shall be construed as a Massachusetts contract, is to take effect as a sealed instrument, shall run with the land, is binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns, and may be modified or amended only by a written instrument executed by BBI, OAK or their respective transferees, successors and assigns.

Executed as a sealed instrument as of the 20th day of December, 1995.


GRANTOR:                                  BOSTON BIOMEDICA, INC.


                                          By: /s/Richard T. Shumacher
                                              --------------------------------
                                              Richard T. Schumacher, President


                                          By: /s/Kevin W. Quinlan
                                              --------------------------------
                                              Kevin W. Quinlan, Treasurer


GRANTEE:


                                          /s/Donald M. Leonard, Trustee
                                          ------------------------------------
                                         Donald M. Leonard, Trustee of Live Oak
                                         Realty Trust, as aforesaid


                          COMMONWEALTH OF MASSACHUSETTS

PLYMOUTH, SS                                                   December 28, 1995

            Then personally appeared the above named Kevin W. Quinlan, Treasurer as aforesaid, and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of Boston Biomedica, Inc., before me,

                                                   /s/Candice J. Kobyluck
                                                   ---------------------------
                                                                ,Notary Public
                                           My commission expires: June 1, 2001


                          COMMONWEALTH OF MASSACHUSETTS

PLYMOUTH, SS                                                   December 28, 1995

             Then personally appeared the above named Donald M. Leonard, Trustee of Live Oak Realty Trust, as aforesaid, and acknowledged the foregoing instrument to be his free act and deed, before me,

                                                   /s/Candice J. Kobyluck
                                                   ---------------------------
                                                                ,Notary Public
                                           My commission expires: June 1, 2001



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